EXHIBIT 99.1
SHUFFLE MASTER, INC. 1106 Palms Airport Dr. Las Vegas, NV 89119 www.shufflemaster.com
News Release
FOR FURTHER INFORMATION CONTACT: Julia Boguslawski Investor Relations ph: (702) 897-7150 fax: (702) 270-5161	Linster W. Fox, CFO ph: (702) 897-7150 fax: (702) 270-5161

Shuffle Master Appoints Phillip C. Peckman as Interim CEO

LAS VEGAS, Nevada, Monday, April 26, 2010 - Shuffle Master, Inc. (NASDAQ Global Select Market:  SHFL) (“Shuffle Master” or the “Company”) announced that effective today, Chief Executive Officer Timothy J. Parrott, based upon his medical condition, shall no longer serve as the Company’s CEO or as a member of its Board of Directors.  Effective today, Shuffle Master’s Board of Directors has appointed Chairman of the Board Phillip C. Peckman as interim CEO and Director Garry W. Saunders as interim non-executive Chairman of the Board, replacing Mr. Peckman.  The Board’s Governance Committee will promptly initiate a search for a new CEO.  On April 21, 2010, Shuffle Master announced that Mr. Parrott would be taking a temporary medical leave of absence.

Mr. Peckman will remain as a Director of the Company but will no longer be “independent” under the applicable SEC and NASDAQ rules.  Effective today, Mr. Peckman has resigned from all Board committees.  Director Louis Castle will replace Mr. Peckman as the Audit Committee Chair.  Director Daniel Wade will replace Mr. Castle as the Compensation Chair.  Director John Bailey will remain Governance Committee Chair.  Thus, the Company will continue to have only “independent” directors on its Audit, Compensation, and Governance Committees.

By appointing Mr. Peckman as interim CEO, the Company’s Board of Directors is ending the interim Management Committee announced last week.  Mr. Peckman will work closely and directly with Shuffle Master’s senior executive team, consisting of Messrs. Linster Fox, Executive Vice President and Chief Financial Officer; David Lopez, Executive Vice President; Jerry Smith, Executive Vice President, General Counsel and Corporate Secretary; and Roger Snow, Executive Vice President, all of whom will report directly to him.

Mr. Peckman has extensive senior executive experience in multiple industries.  Mr. Peckman has practiced law and was the Managing Partner of the Las Vegas office of McGladrey and Pullen, a national accounting firm.  He joined the Las Vegas-based Greenspun family in 1990 as the Chief Operating Officer of the Greenspun Corporation, a real estate, media and gaming company.  Mr. Peckman left the Greenspun Corporation as the CEO in November 2006.  He has served as non-executive Chairman of the Board of Shuffle Master since 2008 and Chairman of the Audit Committee since 2007.  Mr. Peckman graduated from Creighton University, University of Iowa and Drake University Law School.  He is a former CPA.

On behalf of Shuffle Master’s Board of Directors, management and staff, Mr. Peckman stated, “We honor and thank Mr. Parrott for his distinguished service as CEO of Shuffle Master and continue to wish Mr. Parrott the best. I will continue Tim’s successful launch of the 12 Point Pledge and the implementation of his other positive cultural changes to the Company.”  Mr. Peckman continued, “The announcement about Tim Parrott last week was appropriate and fully accurate at the time made given our belief that he would be returning to his CEO duties within 4 to 6 weeks. Now, learning of the change in Tim’s medical condition, the Board was compelled to establish the interim CEO role and has begun the process of finding a permanent CEO.”

About Shuffle Master, Inc.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers with improved profitability, productivity and security, as well as popular and cutting-edge gaming entertainment content, through value-add products in four distinct categories: Utility products which include automatic card shuffler, roulette chip sorters and intelligent table system modules, Proprietary Table Games which include live table game tournaments, Electronic Table Systems which include various e-Table game platforms and Electronic Gaming Machines which include traditional video slot machines for select markets. The Company is included in the S&P Smallcap 600 Index.  Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

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Forward Looking Statements

This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Risk factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: the Company’s intellectual property or products may be infringed, misappropriated, invalid, or unenforceable, or subject to claims of infringement, invalidity or unenforceability, or insufficient to cover competitors' products; the gaming industry is highly regulated and the Company must adhere to various regulations and maintain its licenses to continue its operations; the Company’s ability to implement its ongoing strategic plan successfully is subject to many factors, some of which are beyond the Company’s control; litigation may subject the Company to significant legal expenses, damages and liability; the Company’s products currently in development may not achieve commercial success; the Company competes in a single industry, and its business would suffer if its products become obsolete or demand for them decreases; any disruption in the Company’s manufacturing processes or significant increases in manufacturing costs could adversely affect its business; the products in each of our segments may experience losses due to technical difficulties or fraudulent activities; the Company operates in a very competitive business environment; the Company is dependent on the success of its customers and is subject to industry fluctuations; risks that impact the Company’s customers may impact the Company; certain market risks may affect the Company’s business, results of operations and prospects; a continued downturn in general worldwide economic conditions or in the gaming industry or a reduction in demand for gaming may adversely affect the Company’s results of operations; the Company’s domestic and global growth and ability to access capital markets are subject to a number of economic risks; economic, political, legal and other risks associated with the Company’s international sales and operations could adversely affect its operating results; changes in gaming regulations or laws; the Company is exposed to foreign currency risk; the Company could face considerable business and financial risk in implementing acquisitions; if the Company’s products contain defects, its reputation could be harmed and its results of operations adversely affected; the Company may be unable to adequately comply with public reporting requirements; the Company’s continued compliance with its financial covenants in its senior secured credit facility is subject to many factors, some of which are beyond the Company’s control; the restrictive covenants in the agreement governing the Company’s senior secured credit facility may limit its ability to finance future operations or capital needs or engage in other business activities that may be in its interest; and the Company’s business is subject to quarterly fluctuation. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K.

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